Exhibit 10.18

THE EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN

PLAN DOCUMENT

THE EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN

Section 1. Purpose:

By execution of the Adoption Agreement, the Employer has adopted the Plan set forth herein to provide retirement benefits to certain management Employees or Independent Contractors of the Employer. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code (the “Code”). The Plan is also intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and independent contractors. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

Section 2. Definitions:

As used in the Plan, including this Section 2, references to one gender shall include the other, and unless otherwise indicated by the context:

2.1 “Accrued Benefit” means the amount of the annual benefit accrued by a Participant as of any date.

2.2 “Active Participant” means an Employee or Independent Contractor who is actively participating in the Plan according to Section 3. An Employee or Independent Contractor shall become a Participant as of any date determined by the Committee. A Participant whose Service with the Employer is terminated and who later returns to Service with the Employer shall be treated as a new Employee or Independent Contractor, as applicable, for purposes of eligibility to participate in the Plan with respect to Service following his return to Service.

2.3 “Actuarial Equivalent” means benefits of equal Present Value.

2.4 “Adoption Agreement” means the written agreement pursuant to which the Employer adopts the Plan. The Adoption Agreement is a part of the Plan as applied to the Employer.

2.5 “Beneficiary” means the person or persons entitled to any survivor benefits payable under the Plan, as provided in Section 11.

2.6 “Benefit Formula” means the formula used in determining the Accrued Benefit of the Participant as designated in Section 4.2 of the Adoption Agreement.

2.7 “Board” means the Board of Directors of the Company, if the Company is a corporation. If the Company is not a corporation, “Board” shall mean the Company.

2.8 “Change in Control Event” means an event described in Section 409A(a)(2)(A)(v) of the Code (or any successor provision thereto) and the regulations thereunder.

2.9 “Committee” means the persons or entity designated in the Adoption Agreement to administer the Plan. If the Committee designated in the Adoption Agreement is unable to serve, the Employer shall satisfy the duties of the Committee provided for in Section 7.

2.10 “Company” means the company designated in the Adoption Agreement as such.

2.11 “Disabled” means Disabled within the meaning of Section 409A of the Code and the regulations thereunder. Generally, this means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Employer.

2.12 “Early Retirement Date” means the 1st day of the month on or after the date a Participant has satisfied the criteria for Early Retirement Eligibility.

2.13 “Early Retirement Eligibility” means the criteria described in the Adoption Agreement.

2.14 “Effective Date” shall be the date designated in the Adoption Agreement.

2.15 “Employee” means an individual in the Service of the Employer if the relationship between him and the Employer is the legal relationship of employer and employee and if the individual is one of the select group of management or highly compensated employees of the Employer. An individual shall cease to be an Employee upon the Employee’s separation from Service.

2.16 “Employer” means the Company, as identified in the Adoption Agreement, and any Participating Employer which adopts this Plan. An Employer may be a corporation, a limited liability company, a partnership or sole proprietorship.

2.17 “Entry Date” means the date determined by the Committee that a Participant is eligible to participate in the Plan.

2.18 “Grandfathered Amounts” means, if applicable, Plan benefits that were earned and vested as of December 31, 2004 within the meaning of Section 409A of the Code and regulations thereunder. Grandfathered Amounts shall be subject to the terms designated in the Adoption Agreement.

2.19 “Inactive Participant” means a Participant who has an Accrued Benefit and who is not an Active Participant.

2.20 “Independent Contractor” means an individual in the Service of the Employer if the relationship between the individual and the Employer is not the legal relationship of employer and employee. An individual shall cease to be an Independent Contractor upon the termination of the Independent Contractor’s service. An Independent Contractor shall include a director of the Employer who is not an Employee.

2.21 “Normal Form” means the normal form of benefit distribution as designated by the Employer in Section 6.1 of the Adoption Agreement. Benefits under the Plan may be distributed in the following forms:

2.21.1 Period Certain. An amount payable to the Participant in equal installments for a specified period. If the Participant dies before the end of such period, the benefit will continue for the remainder of the period to the Beneficiary.

2.21.2 Straight Life. An amount payable to the Participant in equal installments for the life of the Participant.

2.21.3 Period Certain and Life. An amount payable to the Participant in equal installments for the longer of a specified period or the life of the Participant. If the Participant should die before the end of the specified period, the benefit will continue for the remainder of the period to the Beneficiary.

2.21.4 Joint and Survivor Life. An amount payable to the Participant in equal installments for the life of the Participant. The amount will continue after the Participant’s death to the Participant’s Surviving Spouse, if any, for the life of the Surviving Spouse in an amount equal to the survivorship percentage multiplied by the amount payable during the life of the Participant.

2.21.5 Lump sum. One payment in cash.

2.22 “Normal Retirement Date” means the date the Participant meets the criteria designated in the Adoption Agreement.

2.23 “Participant” means either an Active Participant or an Inactive Participant.

2.24 “Participating Employer” means any trade or business (whether or not incorporated) which adopts this Plan with the consent of the Company identified in the Adoption Agreement.

2.25 “Plan” means The Executive Nonqualified Defined Benefit Plan as herein set forth or as duly amended. The name of the Plan as applied to the Employer shall be designated in the Adoption Agreement.

2.26 “Plan-Approved Domestic Relations Order” shall mean a judgment, decree, or order (including the approval of a settlement agreement) which is:

2.26.1 Issued pursuant to a State’s domestic relations law;

2.26.2 Relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of the Participant;

2.26.3 Creates or recognizes the right of a Spouse, former Spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

2.26.4 Requires payment to such person of their interest in the Participant’s benefits in an immediate lump payment; and

2.26.5 Meets such other requirements established by the Committee.

2.27 “Plan Year” means the twelve-month period ending on the last day of the month designated in the Adoption Agreement; provided that the initial Plan Year may have fewer than twelve months.

2.28 “Present Value” means the current value of a benefit that is payable in a specified form on a specified date. The basis for the calculation shall be an interest rate of 7.5% and the 1994 Group Annuity Reserving (GAR) mortality table, as given in Revenue Ruling 2001-62.

2.29 “Qualifying Distribution Event” means (i) the Separation from Service of the Participant, (ii) the date the Participant becomes Disabled (if elected in the Adoption Agreement), (iii) the death of the Participant, or (iv) a Change in Control Event (if elected in the Adoption Agreement).

2.30 “Separation from Service” or “Separates from Service” means a “separation from service” within the meaning of Section 409A of the Code.

2.31 “Service” means employment by the Employer as an Employee. For purposes of the Plan, the employment relationship is treated as continuing intact while the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Employee’s right to reemployment is provided either by statute or contract. If the Participant is an Independent Contractor, “Service” shall mean the period during which the contractual relationship exists between the Employer and the Participant. The contractual relationship is not terminated if the Participant anticipates a renewal of the contract or becomes an Employee.

2.32 “Specified Employee” means an employee who meets the requirements for key employee treatment under Section 416(i)(l)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and without regard to Section 416(i)(5) of the Code) at any time during the twelve-month period ending on December 31 of each year (the “identification date”). Unless binding corporate action is taken to establish different rules for determining Specified Employees for all plans of the Company and its controlled group members that are subject to Section 409A of the Code, the foregoing rules and the other default rules in the regulations under Section 409A of the Code shall apply. If the person is a key employee as of any identification date, the person is treated as a Specified Employee for the twelve-month period beginning on the first day of the fourth month following the identification date.

2.33 “Spouse” or “Surviving Spouse” means, except as otherwise provided in the Plan, a person who is the legally married spouse or surviving spouse of a Participant.

2.34 “Vested Accrued Benefit” means the amount of the Accrued Benefit of a Participant that is nonforfeitable as of any date.

2.35 “Vesting Percentage” means the percentage that is used to determine the Participant’s Vested Accrued Benefit, as described in Section 4.3 of the Adoption Agreement.

Section 3. Participation:

3.1 Active Participation. The Committee in its discretion shall designate each Employee or Independent Contractor who is eligible to participate in the Plan. An Employee or Independent Contractor shall become an Active Participant as of any date determined by the Committee. Such date shall be the Participant’s Entry Date.

3.2 Inactive Participation. An Active Participant shall become an Inactive Participant upon the earliest Qualifying Distribution Event or a determination by the Committee that the Participant is no longer eligible to accrue future benefits under the Plan.

3.3 Inactive Participant’s Vested Accrued Benefit. An Inactive Participant’s Vested Accrued Benefit is that Vested Accrued Benefit on the date he ceases to be an Active Participant.

3.4 Ceasing Participation. An Inactive Participant ceases to be a Participant on the date he is no longer entitled to future benefit payments.

Section 4. Amount of Benefit:

4.1 Amount of Accrued Benefit. A Participant’s Accrued Benefit shall be determined in accordance with the Benefit Formula described in Section 4.2. The Accrued Benefit of a Participant can never be less than zero.

4.2 Benefit Formula. The Benefit Formula shall be designated by the Employer in the Adoption Agreement.

4.3 Vesting Percentage. A Participant’s Vested Accrued Benefit shall be equal to the Accrued Benefit multiplied by the Vesting Percentage. The applicable Vesting Percentage is determined by the schedule designated in the Adoption Agreement. The Vested Accrued Benefit of a Participant can never be less than zero.

4.4 Adjustment to the Benefit Amount. The Accrued Benefit and the Vested Accrued Benefit shall be adjusted for the form of benefit payment and the time of benefit payment as provided in Section 6. The adjustments shall be applied in the following order: First, the annual benefit amount shall be adjusted for the benefit payment frequency as provided in Section 6.7. Second, an Actuarial Equivalent adjustment shall be made for the form of payment, as provided in Section 6.1 and 6.2. Third, an adjustment shall be made if a Participant’s Plan benefits begin to be paid before the Participant’s Normal Retirement Date, as provided in Section 6.6.

4.5 Forfeiture. If a Participant separates from Service before he is fully vested in his Accrued Benefit, he shall thereupon forfeit his right to receive such benefit under this Plan to the extent he is not then vested.

Section 5. Qualifying Distribution Events:

Payment to a Participant shall commence upon the first Qualifying Distribution

Event to occur as to the Participant: a Separation from Service, death, or, if elected in the Adoption Agreement, becoming Disabled or a Change in Control Event. Any of these events that occurs after the first Qualifying Distribution Event to occur shall have no effect on the time or form of distribution of Plan benefits.

5.1 Separation from Service. If the Participant Separates from Service with the Employer, the Vested Accrued Benefit, as of the date of separation, shall be paid to the Participant by the Employer as provided in Section 6. Notwithstanding the foregoing, no distribution shall be made earlier than six months after the date of Separation from Service with respect to a Participant who, as of the date of his Separation from Service, is a Specified Employee of a corporation the stock in which is traded on an established securities market or otherwise. Any payments to which such Specified Employee would be entitled during the first six months following the date of Separation from Service shall be accumulated without interest and paid on the first day of the seventh month following the date of Separation from Service.

5.2 Disability. The Employer designates in the Adoption Agreement whether (i) a Participant’s becoming Disabled shall not be a Qualifying Distribution Event, (ii) a Participant’s becoming Disabled shall be a Qualifying Distribution Event, or (iii) a Participant’s becoming Disabled may be a Qualifying Distribution Event if a Participant timely and affirmatively elects upon his initial enrollment to make becoming Disabled an applicable Qualifying Distribution Event for his benefit. If becoming Disabled is a Qualifying Distribution Event for a Participant and the Participant becomes Disabled, the Vested Accrued Benefit, as of the date of the Participant’s becoming Disabled, shall be paid to the Participant by the Employer as provided in Section 6.

5.3 Death. If the Participant dies, the Participant’s Vested Accrued Benefit, as of the date of death, shall be paid to the Participant by the Employer as provided in Section 6.

5.4 Change in Control Event. The Employer designates in the Adoption Agreement whether (i) a Change in Control Event shall not be a Qualifying Distribution Event, (ii) a Change in Control Event shall be a Qualifying Distribution Event, or (iii) a Change in Control Event may be a Qualifying Distribution Event if a Participant timely and affirmatively elects upon his initial enrollment to make a Change in Control Event an applicable Qualifying Distribution Event for his benefit. If a Change in Control Event is a Qualifying Distribution Event for a Participant and the Change in Control Event occurs, the Vested Accrued Benefit, as of the date of the Change in Control Event, shall be paid to the Participant by the Employer as provided in Section 6.

5.5 No Duplicate Benefits. The benefit payments in this Section 5 are alternative benefits. By accepting the benefits pursuant to any one of the subsections of Section 5, the Participant shall forfeit any rights under any other of the subsections of Section 5.

Section 6. Payment of Benefits:

6.1 Normal Form of Benefit Distribution. Unless an optional form of benefit is elected by the Participant in accordance with Section 6.2, all benefits shall be payable in the Normal Form designated for each Qualifying Distribution Event by the Employer in the Adoption Agreement. Notwithstanding the foregoing, if the Normal Form is a joint and survivor annuity but the Participant is not married at the time his benefit payment commences, his Vested Accrued Benefit shall be payable in the form of a straight life annuity on an Actuarial Equivalent basis.

6.2 Optional Form of Benefit Distribution. The Employer shall designate in the Adoption Agreement the optional forms of benefit distribution for each Qualifying Distribution Event, if any, which may be elected by the Participant. In lieu of the Normal Form described in Section 6.1, and subject to the Election Procedures under Section 6.3, the Participant may elect an optional form of benefit distribution from among the designated payment options. Payment shall be made in the manner elected by the Participant. The Participant may elect a different method of payment for each Qualifying Distribution Event as specified in the Adoption Agreement. Any optional form elected shall be the Actuarial Equivalent of the Normal Form.

6.3 Election Procedures. Prior to the Participant’s entry into the Plan, the Participant shall elect the form of payment under which his benefit will be distributed from among the available optional forms of payment to the extent permitted in the Adoption Agreement. If the Participant elects to receive his benefit in the form of a joint and survivor annuity but is not married at the time his benefit payment commences, his Vested Accrued Benefit shall be paid in the form of a straight life annuity on an Actuarial Equivalent basis. If the Participant fails to elect a form of payment as provided for in this Section 6.3, the Participant’s Vested Accrued Benefit shall be paid to him in the Normal Form.

6.4 Subsequent Elections. With the consent of the Committee, a Participant may change the time or form of benefit payment subject to the following requirements:

6.4.1 The new election may not take effect until at least 12 months after the date on which the new election is made.

6.4.2 If the new election relates to a payment for reasons other than the death of the Participant or the Participant becoming Disabled, the new election must provide for the deferral of the payment for a period of at least five years from the date such payment would otherwise have been made.

For this purpose, a payment is each separately identified amount to which a Participant is entitled under the Plan; provided, that entitlement to a life annuity (including a straight life or joint and survivor annuity) or installments for a period certain is treated as entitlement to a single payment. Notwithstanding the foregoing, a change in the form of payment from one type of life annuity to another type of life annuity before any annuity payment has been made is not considered a change in the time or form of payment under Section 409A of the Code and so such a change is not subject to the requirements of this Section 6.4.

6.5 Commencement of Benefits. Benefit payments will commence as soon as practicable after (but no later than 60 days after) the commencement dates designated in the Adoption Agreement for each Qualifying Distribution Event. A payment may be further delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code.

6.6 Adjustment Before Normal Retirement Date. If a Participant’s Plan benefits begin to be paid before the Participant’s Normal Retirement Date, the amount of the benefit shall be adjusted as designated in the Adoption Agreement.

6.7 Frequency of Benefit Payments. The benefit payments shall be paid on the frequency designated in the Adoption Agreement. Payments on a monthly basis shall be one-twelfth of the annual benefit amount, and payments on a quarterly basis shall be one-fourth of the annual benefit amount.

6.8 De Minimis Amounts. Notwithstanding any payment election made by the Participant, the Present Value of the Vested Accrued Benefit of the Participant (including the adjustments in Section 4.4) at the time of a permitted Qualifying Distribution Event will be distributed in a single lump sum payment if such Present Value does not exceed the amount designated by the Employer in the Adoption Agreement. Such payment shall be made on or before the later of (i) December 31 of the calendar year in which the permitted Qualifying Distribution Event occurs, or (ii) the date that is 2-1/2 months after the permitted Qualifying Distribution Event occurs. In addition, the Employer may distribute a single lump sum payment equal to the Present Value of a Participant’s Vested Accrued Benefit at anytime if the amount does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan as provided under Section 409A of the Code. For this purpose, the Vested Accrued Benefit is determined as if the Participant had Separated from Service on such date and includes the adjustments in Sections 4.4.

6.9 Acceleration Prohibited. The acceleration of the time or schedule of any payment due under the Plan is prohibited except as expressly provided in regulations and administrative guidance promulgated under Section 409A of the Code (such as accelerations for domestic relations orders and employment taxes). It is not an acceleration of the time or schedule of payment if the Employer waives or accelerates the vesting requirements applicable to a benefit under the Plan.

Section 7. Administration by Committee:

7.1 Membership of Committee. If the Committee consists of individuals appointed by the Board, they will serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board.

7.2 General Administration. The Committee shall be responsible for the operation and administration of the Plan and for carrying out its provisions. The Committee shall have the full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan. Any such action taken by the Committee shall be final and conclusive on any party. To the extent the Committee has been granted discretionary authority under the Plan, the Committee’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Employer with respect to the Plan. The Committee may, from time to time, employ agents and delegate to such agents, including employees of the Employer, such administrative or other duties as it sees fit.

7.3 Indemnification. To the extent not covered by insurance, the Employer shall indemnify the Committee, each employee, officer, director, and agent of the Employer, and all persons formerly serving in such capacities, against any and all liabilities or expenses, including all legal fees relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan, provided however that the Employer shall not indemnify any person for liabilities or expenses due to that person’s own gross negligence or willful misconduct.

Section 8. Contractual Liability:

8.1 Contractual Liability. Unless otherwise elected in the Adoption Agreement, the Company shall be obligated to make all payments hereunder. This obligation shall constitute a contractual liability of the Company to the Participants, and such payments shall be made from the general funds of the Company. The Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Participants shall not have any interest in any particular assets of the Company by reason of its obligations hereunder. To the extent that any person acquires a right to receive payment from the Company, such right shall be no greater than the right of an unsecured creditor of the Company.

8.2 Trust. The Employer may establish a trust to assist it in meeting its obligations under the Plan. Any such trust shall conform to the requirements of a grantor trust under Revenue Procedures 92-64 and 92-65 and at all times during the continuance of the trust the principal and income of the trust shall be subject to claims of general creditors of the Employer under federal and state law. The establishment of such a trust would not be intended to cause Participants to realize current income on amounts contributed thereto, and the trust would be so interpreted and administered.

Section 9. Allocation of Responsibilities:

The persons responsible for the Plan and the duties and responsibilities allocated to each are as follows:

9.1 Board.

(i)	To amend the Plan;

(ii)	To appoint and remove members of the Committee; and

(iii)	To terminate the Plan as permitted in Section 12.

9.2 Committee.

(i)	To designate Participants;

(ii)	To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Section 14 relating to claims procedure;

(iii)	To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;

(iv)	To account for the Accrued Benefits of Participants;

(v)	To direct the Employer in the payment of benefits;

(vi)	To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and

(vii)	To administer the claims procedure to the extent provided in Section 14.

Section 10. Benefits Not Assignable; Facility of Payments:

10.1 Benefits Not Assignable. No portion of any benefit credited or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts. Notwithstanding the foregoing, in the event that all or any portion of the benefit of a Participant is transferred to the former Spouse of the Participant incident to a divorce, the Committee shall maintain such amount for the benefit of the former Spouse until distributed in the manner required by an order of any court having jurisdiction over the divorce, and the former Spouse shall be entitled to the same rights as the Participant with respect to such benefit.

10.2 Plan-Approved Domestic Relations Orders. The Committee shall establish procedures for determining whether an order directed to the Plan is a Plan-Approved Domestic Relations Order. If the Committee determines that an order is a Plan-Approved Domestic Relations Order, the Committee shall cause the payment of amounts pursuant to (and prevent any payment or act which might be inconsistent with) the Plan-Approved Domestic Relations Order.

10.3 Payments to Minors and Others. If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

Section 11. Beneficiary:

The Participant’s Beneficiary shall be the person, persons, entity or entities designated by the Participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a Beneficiary, the Beneficiary shall be his Surviving Spouse. If the Participant does not designate a Beneficiary and has no Surviving Spouse, the Beneficiary shall be the Participant’s estate. The designation of a Beneficiary may be changed or revoked only by filing a new Beneficiary designation form with the Committee or its designee. If a Beneficiary (the “primary Beneficiary”) is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the remaining payments to which he is entitled shall be paid to the contingent Beneficiary, if any, named in the Participant’s current beneficiary designation form. If there is no contingent Beneficiary, the remaining payments shall be paid to the estate of the primary Beneficiary. Any Beneficiary may disclaim all or any part of any benefit to which such Beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in a form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the Beneficiary who filed the disclaimer had predeceased the Participant.

Section 12. Amendment and Termination of the Plan:

The Company may amend any provision of the Plan or terminate the Plan at any time; provided, that in no event shall such amendment or termination reduce the Participant’s Accrued Benefit as of the date of such amendment or termination, nor shall any such amendment or termination affect the terms of the Plan relating to the payment of such benefit. For the purpose of this section, the Accrued Benefit on the date of termination is determined as if the Participant had Separated from Service on such date and includes any adjustments in Section 4.4. Notwithstanding the foregoing, the following special provisions shall apply:

12.1 Termination in the Discretion of the Employer. Except as otherwise provided in Sections 12.2, the Company in its discretion may terminate the Plan and distribute benefits to Participants subject to the following requirements and any others specified under Section 409A of the Code:

12.1.1 All arrangements sponsored by the Employer that would be aggregated with the Plan under Section 1.409A-l(c) of the Treasury Regulations are terminated.

12.1.2 No payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination date.

12.1.3 All benefits under the Plan are paid within 24 months of the termination date.

12.1.4 The Employer does not adopt a new arrangement that would be aggregated with the Plan under Section 1.409A-1(c) of the Treasury Regulations providing for the deferral of compensation at any time within 3 years following the date of termination of the Plan.

12.1.5 The termination does not occur proximate to a downturn in the financial health of the Employer.

12.2 Termination Upon Change in Control Event. If the Company terminates the Plan within thirty days preceding or twelve months following a Change in Control Event, the

Accrued Benefit of each Participant shall become fully vested and payable to the Participant in a lump sum within twelve months following the date of termination, subject to the requirements of Section 409A of the Code.

Section 13. Communication to Participants:

The Employer shall make a copy of the Plan available for inspection by Participants and their beneficiaries during reasonable hours at the principal office of the Employer.

Section 14. Claims Procedure:

The following claims procedure shall apply with respect to the Plan:

14.1 Filing of a Claim for Benefits. If a Participant or Beneficiary (the “claimant”) believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefore with the Committee.

14.2 Notification to Claimant of Decision. Within 90 days after receipt of a claim by the Committee (or within 180 days if special circumstances require an extension of time), the Committee shall notify the claimant of the decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA following an adverse benefit determination on review. Notwithstanding the foregoing, if the claim relates to a disability determination, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 30 days if required by special circumstances).

14.3 Procedure for Review. Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

14.4 Decision on Review. The decision on review of a claim denied in whole or in part by the Committee shall be made in the following manner:

14.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Notwithstanding the foregoing, if the claim relates to a disability determination, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 45 days if required by special circumstances).

14.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall set forth:

(i)	the specific reason or reasons for the adverse determination;

(ii)	specific reference to pertinent Plan provisions on which the adverse determination is based;

(iii)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring an action under ERISA section 502(a).

14.4.3 The decision of the Committee shall be final and conclusive.

14.5 Action by Authorized Representative of Claimant. All actions set forth in this Section 14 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

Section 15. Miscellaneous Provisions:

15.1 Set off. Notwithstanding any other provision of this Plan, the Employer may reduce the amount of any payment otherwise payable to or on behalf of a Participant hereunder (net of any required withholdings) at the time payment is due by the amount of any loan, cash advance, extension of credit or other obligation of the Participant to the Employer that is then due and payable, and the Participant shall be deemed to have consented to such reduction. In addition, the Employer may at any time offset a Participant’s Accrued Benefit by an amount up to $5,000 to collect any such amount in accordance with requirements under Section 409A of the Code.

15.2 Notices. Each Participant who is not in Service and each Beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or Beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

15.3 Lost Distributees. A benefit shall be deemed forfeited if the Committee is unable to locate the Participant or Beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Participant or Beneficiary for all or part of the forfeited benefit.

15.4 Reliance on Data. The Employer and the Committee shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Employer and the Committee shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or Beneficiary.

15.5 Receipt and Release for Payments. Subject to the provisions of Section 15.1, any payment made from the Plan to or with respect to any Participant or Beneficiary, or pursuant to a disclaimer by a Beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

15.6 Headings. The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

15.7 Continuation of Employment. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

15.8 Merger or Consolidation; Assumption of Plan. No Employer shall consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a “Successor Entity”) unless such Successor Entity shall assume the rights, obligations and liabilities of the Employer under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan. Nothing herein shall prohibit the assumption of the obligations and liabilities of the Employer under the Plan by any Successor Entity.

15.9 Construction. The Employer shall designate in the Adoption Agreement the state according to whose laws the provisions of the Plan shall be construed and enforced, except to the extent that such laws are superseded by ERISA and the applicable requirements of the Code.

15.10 Taxes. The Employer or other payor may withhold a benefit payment under the Plan or a Participant’s wages, or the Employer may reduce a Participant’s benefits, in order to meet any federal, state, local or employment tax withholding obligations with respect to Plan benefits, as permitted under Section 409A of the Code. The Employer or other payor shall report Plan payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.

Section 16. Transition Rules:

This Section 16 does not apply to plans newly established on or after January 1, 2009.

16.1 Payment Elections. Notwithstanding the provisions of Sections 6.3 or 6.4 of the Plan, a Participant may elect on or before December 31, 2008, the time or form of payment of amounts subject to Section 409A of the Code provided that such election applies only to amounts that would not otherwise be payable in the year of the election and does not cause an amount to paid in the year of the election that would not otherwise be payable in such year.

NOTE: Execution of this Adoption Agreement creates a legal liability of the Employer with significant tax consequences to the Employer and Participants. The Employer should obtain legal and tax advice from its professional advisors before adopting the Plan. Principal Life Insurance Company disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement.

Principal Life Insurance Company, Raleigh, NC 27612

A member of the Principal Financial Group®

THE EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN

ADOPTION AGREEMENT

THIS AGREEMENT is the adoption by Amerigon Incorporated (the “Company”) of the Executive Nonqualified Defined Benefit Plan (“Plan”).

W I T N E S S E T H:

WHEREAS, the Company desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan; and

WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder and shall apply to amounts subject to section 409A; and

WHEREAS, the Company has been advised by Principal Life Insurance Company to obtain legal and tax advice from its professional advisors before adopting the Plan,

NOW, THEREFORE, the Company hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization, and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

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ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:

2.9 Committee: The duties of the Committee set forth in the Plan shall be satisfied by:

XX	(a)	Company

___	(b)	The administrative committee appointed by the Board to serve at the pleasure of the Board.

___	(c)	Board.

___	(d)	Other (specify): .

2.13 Early Retirement Eligibility:

XX	(a)	The Employer does not permit early retirement.

___	(b)	The Employer does permit early retirement. “Early Retirement Eligibility” shall mean:

		___	(i)	Attaining age .

		___	(ii)	Completing years of Service.

		___	(iii)	The later of

				a.	Attaining age , or

				b.	Completing years of Service.

For purposes of Early Retirement Eligibility, “years of Service” shall mean:

		___	(a)	the elapsed period of time beginning on the date the Participant first enters Service with the Employer and ending on the date the Participant becomes an Inactive Participant.

		___	(b)	the elapsed period of time beginning on the Entry Date of the Participant into the Plan and ending on the date the Participant becomes an Inactive Participant.

		___	(c)	Other: .

2.14 Effective Date:

XX	(a)	This is a newly-established Plan, and the Effective Date of the Plan is April 1, 2008.

___	(b)	This is an amendment and restatement of a plan named with an effective date of . The Effective Date of this amended and restated Plan is . This is amendment number .

		___	(i)	All Plan benefits shall be subject to the provisions of this amended and restated Plan.

		___	(ii)	Any Grandfathered Amounts shall be subject to the Plan rules in effect on October 3, 2004.

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2.22 Normal Retirement Date: The “Normal Retirement Date” of a Participant shall be the 1st day of the month on or next following:

XX	(a)	Attaining age 65.

___	(b)	The later of

		i.	Attaining age , or

		ii.	Completing years of Service.

For purposes of the Normal Retirement Date, “years of Service” shall mean:

		___	(a)	the elapsed period of time beginning on the date the Participant first enters Service with the Employer and ending on the date the Participant becomes an Inactive Participant.

		___	(b)	the elapsed period of time beginning on the Entry Date of the Participant into the Plan and ending on the date the Participant becomes an Inactive Participant.

		___	(c)	Other: .

2.24 Participating Employer: As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer	Address	Telephone No.	EIN
Amerigon Incorporated	21680 Haggerty Road, Suite 101	248-507-0500	95-4318554

Northville, MI 48167

2.25 Plan: The name of the “Plan” as applied to the Employer is

The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated.

2.27 Plan Year: The “Plan Year” shall end on the last day of the month of December.

4.2 Benefit Formula:

If the Qualifying Distribution Event is Separation from Service or reaching the in-service date of January 1, 2018 while still in service, the Participant’s Accrued Benefit is an amount of $300,000 paid annually.

If the Qualifying Distribution Event is the Participant’s Death or becoming Disabled, the Accrued Benefit is the amount in Section 6 based on the Participant’s election.

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4.3 Vesting Percentage: An Active Participant shall be fully vested in the Accrued Benefit upon the first to occur of the following:

XX	(a)	Normal Retirement Date.

XX	(b)	Death.

XX	(c)	Becoming Disabled.

___	(d)	Change in Control.

XX	(e)	Other: See Exhibit A.

XX	(f)	Satisfaction of the vesting requirements as specified below:

		___	(i)	Immediate 100% vesting.

		___	(ii)	100% vesting after completed whole years of Service. Before such time, the Vesting Percentage shall be 0%.

		___	(iii)	100% vesting upon reaching age . Before such time, the Vesting Percentage shall be 0%.

		XX	(iv)

Completed Years of Service	Vesting Percentage
Less than 3 Years	0%
3 Years	14%
4 Years	29%
5 Years	43%
6 Years	57%
7 Years	71%
8 Years	86%
9 or more Years	100%

___	(v)	Other: .

For purposes of the Vesting Percentage, “years of Service” shall mean:

___	(a)	the elapsed period of time beginning on the date the Participant first enters Service with the Employer and ending on the date the Participant becomes an Inactive Participant.

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		___	(b)	the elapsed period of time beginning on the Entry Date of the Participant into the Plan and ending on the date the Participant becomes an Inactive Participant.

		XX	(c)	Other: the elapsed period of time beginning on April 1, 2008 and ending on the date the Participant becomes an Inactive Participant.

5.2 Disability of a Participant:

___	(a)	A Participant becoming Disabled shall not be a Qualifying Distribution Event.

XX	(b)	A Participant’s becoming Disabled shall be a Qualifying Distribution Event. A Participant shall have no election as to whether a Qualifying Distribution Event attributable to becoming Disabled will apply to the distribution of such Participant’s Vested Accrued Benefit.

___	(c)	A Participant’s becoming Disabled may be a Qualifying Distribution Event. A Participant may elect upon initial enrollment whether a Qualifying Distribution Event attributable to becoming Disabled will apply to the distribution of such Participant’s Vested Accrued Benefit.

5.4 Change in Control Event:

XX	(a)	A Change in Control Event shall not be a Qualifying Distribution Event.

___	(b)	A Change in Control Event shall be a Qualifying Distribution Event. A Participant shall have no election as to whether a Qualifying Distribution Event attributable to a Change in Control Event will apply to the distribution of such Participant’s Vested Accrued Benefit.

___	(c)	A Change in Control Event may be a Qualifying Distribution Event. A Participant may elect upon initial enrollment whether a Qualifying Distribution Event attributable to a Change in Control Event will apply to the distribution of such Participant’s Vested Accrued Benefit.

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6.1 Normal Form of Payment: The Normal Form of benefit distribution for each Qualifying Distribution Event shall be as follows:

(a)	Separation from Service on or after the Early Retirement Date (or Separation from Service on or after the Normal Retirement Date if early retirement is not permitted)

	XX	(i)	Payments on a 15-Year Period Certain basis.

	___	(ii)	Other: .

(b)	Separation from Service prior to the Early Retirement Date (or Separation from Service prior to the Normal Retirement Date if early retirement is not permitted)

	XX	(i)	Payments on a 15-Year Period Certain basis.

	___	(ii)

One Lump Sum payment.

The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	___	(iii)	Other: .

(c)	Death

	___	(i)	Payments on a -Year Period Certain basis.

	___	(ii)

One Lump Sum payment.

The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	XX	(iii)	Other: One Lump Sum payment as shown in Exhibit A, Section 6.2.

(d)	Disabled (if elected)

	___	(i)	Payments on a -Year Period Certain basis.

	___	(ii)

One Lump Sum payment.

The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	___	(iii)	Other: .

	XX	(iv)	Other: One Lump Sum payment as shown in Exhibit A, Section 6.2.

(e)	Change in Control Event (if elected)

	___	(i)	Payments on a -Year Period Certain basis.

	___	(ii)

One Lump Sum payment.

The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	___	(iii)	Other: .

	XX	(iv)	Not Applicable.

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6.2 Optional Form of Payment:

See Exhibit A

6.5 Commencement of Benefits: Benefit payments will commence as of the following dates upon the occurrence of a Qualifying Distribution Event.

(a)	Separation from Service on or after the Early Retirement Date (or Separation from Service on or after the Normal Retirement Date if early retirement is not permitted)

	___	(i)	The 1st day of the month on or next following the date of the Participant’s Separation from Service.

	XX	(ii)	Other: January 1, 2018.

(b)	Separation from Service prior to the Early Retirement Date (or Separation from Service prior to the Normal Retirement Date if early retirement is not permitted)

	___	(i)	The Normal Retirement Date.

	___	(ii)	The 1st day of the month on or next following the date of the Participant’s Separation from Service.

	XX	(iii)	Other: January 1, 2018.

(c)	Death

	___	(i)	The Normal Retirement Date.

	___	(ii)	The 1st day of the month on or next following the date of the Participant’s death.

	XX	(iii)	Other: The 1st day of next calendar year following the date of the Participant’s death.

(d)	Disabled (if elected)

	___	(i)	The Normal Retirement Date.

	___	(ii)	The 1st day of the month on or next following the date on which the Participant becomes Disabled.

	XX	(iii)	Other: The 1st day of the next calendar year following the date on which the Participant becomes Disabled.

	___	(iv)	Not applicable.

(e)	Change in Control Event (if elected)

	___	(i)	The 1st day of the month on or next following the date of the Change in Control Event.

	___	(ii)	Other: .

	XX	(iii)	Not applicable.

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6.6 Adjustment for Benefits Paid Before the Normal Retirement Date: If any Plan benefit is payable before the Normal Retirement Date of the Participant, the amount of the Plan benefit shall be adjusted as follows, to the extent applicable:

___	(a)	The Vested Accrued Benefit shall be reduced by a discount factor of 6% per year for each year that the commencement of payment precedes the Normal Retirement Date. The factors shall be prorated for a partial year, counting a partial month as a complete month. The factors shall be rounded to four decimal places.

___	(b)	The Vested Accrued Benefit shall be reduced based on the actuarial assumptions listed in the Present Value definition for the elapsed time that the commencement of payment precedes the Normal Retirement Date.

___	(c)	The Vested Accrued Benefit shall not be adjusted.

XX	(d)	Other: Not Applicable.

6.7 Benefit Frequency: The benefit shall be paid on the following basis:

XX	(a)	Annually.

___	(b)	Quarterly.

___	(c)	Monthly.

6.8 De Minimis Amounts.

___	(a)	Notwithstanding any payment election made by the Participant, the Present Value of the Vested Accrued Benefit will be distributed in a single lump sum payment at the time designated under the Plan if at the time of a permitted Qualifying Distribution Event such Present Value does not exceed $ . In addition, the Employer may distribute the Present Value of a Participant’s Vested Accrued Benefit at any time if the benefit does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan.

XX	(b)	There shall be no pre-determined de minimis amount under the Plan; however, the Employer may distribute the Present Value of a Participant’s Vested Accrued Benefit in a single lump sum payment at any time if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan.

8.1 Contractual Liability: Liability for payments under the Plan shall be the responsibility of the:

XX	(a)	Company.

___	(b)	Employer or Participating Employer who employed the Participant when amounts were deferred.

12. Amendment and Termination of Plan: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Sections 4.3, 4.5, 5.6, 6.1, 6.2, 6.5, 8.3 and 12.1 of the Plan shall be amended to read as provided in attached Exhibit A.

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15.9 Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State of Michigan except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year above stated.

Amerigon Incorporated
Name of Employer

By:
Authorized Person
Date:

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EXHIBIT A TO THE

EXECUTIVE NONQUALIFIED DEFINED BENEFIT

PLAN OF AMERIGON INCORPORATED

This Exhibit A amends the Plan Document and the Adoption Agreement for the Executive Nonqualified Defined Benefit Plan (the “Plan”) adopted by Amerigon Incorporated (the “Company” and the “Employer”) for Daniel R. Coker (the “Participant”), and is incorporated into the Plan pursuant to Section 12 of the Plan’s Adoption Agreement. This Exhibit A amends the Plan as follows:

A.	Section 4.3(d) of the Adoption Agreement is elected and reads as follows:

“(d) Other: A change in the Participant’s employment circumstances, which change shall be deemed to have occurred upon the initial existence of one or more of the following conditions arising without the Participant’s consent, and subject to the notice and remedy provisions below:

1. A material diminution in the Participant’s authority, duties or responsibilities at the Employer.

2. A material diminution in the Participant’s base compensation with the Employer.

3. A material change in the geographic location at which the Participant must perform his services for the Employer.

4. A material diminution in the budget at the Employer over which the Participant retains authority.

5. Any other action or inaction that constitutes a material breach by the Employer of any employment agreement the Participant has with the Employer.

The Participant shall provide written notice to the Employer of the existence of any one or more of these conditions within 60 days of the initial condition of any such condition. The Employer will then have 60 days during which it may remedy the condition(s).”

B.	Section 4.5 of the Plan Document is amended to read as follows:

“4.5 Forfeiture. Except as otherwise provided below in this Section 4.5 as regards ‘Competition Activities’, the obligation of the Employer to commence or, if applicable, to continue payment of any benefits under the Plan will cease and all or any remaining payments of the Participant’s Accrued Benefit, as the case may be, will be forfeited by the Participant if any of the following occur at any time before, at or after the Participant’s Separation from Service:

4.5.1 The Participant Separates from Service before he is fully vested in his Accrued Benefit, but the forfeiture of the Participant’s Accrued Benefit will only be to the extent the Participant is not then vested in his Accrued Benefit.

4.5.2 The Participant breaches any restrictive covenants concerning his non-competition, non-solicitation of Employer (or Employer affiliate) customers or prospective customers or prior customers, and/or non-solicitation of Employer (or Employer affiliate) employees or former Employer (or Employer affiliate) employees, under any contract between the Participant and the Employer or under any Employer policy in existence on the date of the Participant’s Separation from Service with the Employer and its affiliates.

4.5.3 If during the three-year period immediately following such Separation from Service, the Participant (i) directly or indirectly solicits any current or former customer of the Employer (or Employer affiliate) for the purpose of providing any goods or services the same as or similar in any way to any type of good or service offered by the Employer (or Employer affiliate) at any time; (ii) directly or indirectly solicits, recruits or induces any current or former employee of the

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Employer (or Employer affiliate) to terminate his or her employment relationship with the Employer (or Employer affiliate), if then a current employee, and to provide any type of good or service offered by the Employer (or Employer affiliate) at any time to any current or former customer of the Employer on behalf of the Participant or any third party; or (iii) on his own behalf, or on behalf of any third party in the business of providing goods or services that are the same as or similar to the goods and services provided by the Employer (or Employer affiliate) to any third party, engages in or performs within a two hundred-mile radius of the Employer’s offices at which the Participant was primarily located immediately prior to the effective date of such Separation from Service services that are substantially similar to the services that the Participant performed for the Employer at any time during his Employer employment. Any of these activities is a ‘Competition Activity.’

Upon the advance written request of the Participant, the Employer’s Board of Directors, may, in its discretion, permit the Participant to engage in a Competition Activity, subject to such further information regarding the Competition Activity and terms that the Employer’s Board of Directors may require.

4.5.4 If the Participant Separates from Service with the Employer and its affiliates as a result of, or in connection with: (i) the Participant’s insubordination; (ii) the Participant’s breach of any employment agreement he has with the Employer; (iii) any act or omission by the Participant which is, or is likely to be, injurious to the Employer and its affiliates or the business reputation of the Employer and its affiliates, (iv) the Participant’s dishonesty, fraud, malfeasance, negligence or misconduct; (v) the Participant’s failure to satisfactorily perform his duties, to follow the direction (consistent with his duties) of the Employer’s President or the Employer’s Board of Directors or any other individual to whom the Participant reports, or to follow the policies, procedures, and rules of the Employer and its affiliates; or (vi) the Participant’s conviction of, or the Participant’s entry of a plea of guilty or no contest to, a felony or crime involving moral turpitude (any of the foregoing referred to herein as ‘Cause’); provided, further, that if the Employer’s Board of Directors determines that Cause existed prior to the payment of any portion of the Participant’s Accrued Benefit, then the Participant will return to the Employer all payments previously made under this Plan within 30 days of the Employer’s Board of Directors determination.

C.	Section 5 of the Plan is amended by the addition of the following at the end of the Section:

5.6 In-Service at January 1, 2018. Notwithstanding the preceding provisions of this Section 5, A Participant reaching January 1, 2018, without regard to whether such Participant remains employed by the Employer, shall be a Qualifying Distribution Event and paid the Vested Accrued Benefit.

D.	Section 6.1 Normal Form of Payment:

Section 6.1 of the Plan is amended by the addition of the following:

(f)	In-Service at January 1, 2018: The Normal form of benefit distribution shall be Payment on a 15-year Period Certain basis.

E.	Section 6.2 Optional Form of Payment:

Section 6.2 of the Plan is amended by the addition of the following:

(a)	Separation from Service on or after the Normal Retirement Date: The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

(b)	Separation from Service prior to the Normal Retirement Date: The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

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(c)	Death

In the event of the Participant’s Death prior to Separation from Service, the Benefit will be paid as defined in the following table according to the Participant’s election:

Date of Death			Benefit Option
			Lump Sum	10 Year Period Certain
January 1, 2008	through	December 31, 2008	$0.00	$0.00
January 1, 2009	through	December 31, 2009	$233,879	$31,028
January 1, 2010	through	December 31, 2010	$480,621	$63,763
January 1, 2011	through	December 31, 2011	$740,934	$98,298
January 1, 2012	through	December 31, 2012	$1,015,565	$134,733
January 1, 2013	through	December 31, 2013	$1,305,300	$173,171
January 1, 2014	through	December 31, 2014	$1,610,970	$213,724
January 1, 2015	through	December 31, 2015	$1,933,452	$256,507
January 1, 2016	through	December 31, 2016	$2,273,671	$301,643
January 1, 2017	through	December 31, 2017	$2,632,602	$349,261

(d)	Disabled:

In the event of the Participant’s Disability prior to Separation from Service, the Benefit will be paid as defined in the following table according to the Participant’s election:

Date of Disability			Benefit Option
			Lump Sum	10 Year Period Certain
January 1, 2008	through	December 31, 2008	$0.00	$0.00
January 1, 2009	through	December 31, 2009	$233,879	$31,028
January 1, 2010	through	December 31, 2010	$480,621	$63,763
January 1, 2011	through	December 31, 2011	$740,934	$98,298
January 1, 2012	through	December 31, 2012	$1,015,565	$134,733
January 1, 2013	through	December 31, 2013	$1,305,300	$173,171
January 1, 2014	through	December 31, 2014	$1,610,970	$213,724
January 1, 2015	through	December 31, 2015	$1,933,452	$256,507
January 1, 2016	through	December 31, 2016	$2,273,671	$301,643
January 1, 2017	through	December 31, 2017	$2,632,602	$349,261

(e)	Change in Control Event (if elected): Not Applicable.

(f)	In-Service at January 1, 2018: The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

F.	Section 6.5 Commencement of Benefits:

Add the following:

(f)	In-Service at January 1, 2018: Benefits will commence on January 1, 2018.

G.	A new Section 8.3 is added to the Plan, reading as follows:

“8.3 Agreement to Pay Premiums. The Employer shall timely pay all premiums on any Employer-owned life insurance policy (e.g., a ‘COLI’ policy) purchased to assist it in meeting its obligations under the Plan, including any such policy held in a trust established under Section 8.2, and the Employer shall continue to maintain such policy unless and until the Employer’s

12

obligations under the Plan have been satisfied or shall be satisfied by the immediate use of the monies realized from the disposition of such policy; provided, however, that such policy shall at all times remain the sole property of the Employer and shall be subject to the claims of the general creditors of the Employer under federal and state law.”

H.	Section 12.1 of the Plan is amended by the addition of the following sentence at the end of the Section:

“Notwithstanding the preceding provisions of this Section 12, all benefits payable upon termination of the Plan may, at the Employer’s election, be paid in a single lump sum, in accordance with the rules set forth at Section 1.409A-3(j)(ix) of the Treasury Regulations.”

IN WITNESS WHEREOF, this Exhibit A to the Plan has been executed as of the day and year set forth below, to be effective concurrent with the initial effective date of the Plan.

Amerigon Incorporated

By:
Authorized Person
Date:

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